Exhibit 99.1

COINSTAR, INC. ANNOUNCES 2012 FIRST QUARTER RESULTS

Company Reports Revenue Growth of 34% and EPS Growth Over 200%;

Reaffirms Higher 2012 Guidance

BELLEVUE, Wash.—April 26, 2012—Coinstar, Inc. (Nasdaq: CSTR) today announced financial results for the first quarter ended March 31, 2012.

“Coinstar delivered strong financial results in the first quarter demonstrating the strength of our core businesses and the value we offer consumers,” said Paul Davis, chief executive officer of Coinstar, Inc. “As we move forward in 2012, we continue to execute on a number of important initiatives including the launch of our Redbox digital solution with Verizon via our joint venture and the rollout of one to two of our new venture businesses.”

Coinstar’s 2012 first quarter financial highlights included:

• Consolidated revenue	$568.2	million
• Operating income	$78.3	million
• Core adjusted EBITDA from continuing operations* (See Appendix A)	$129.1	million
• Diluted earnings per share from continuing operations	$1.65
• Core diluted earnings per share from continuing operations* (See Appendix A)	$1.39
• Net cash flows from operating activities from continuing operations	$54.9	million
• Free cash flow from continuing operations* (See Appendix A)	$16.9	million

“Solid execution and operational excellence across Coinstar drove top and bottom line growth,” said J. Scott Di Valerio, chief financial officer of Coinstar, Inc. “Our performance underscores the ability to generate profitable growth and simultaneously invest in the future of our core businesses and new automated retail concepts.”

Revenue for the first quarter of 2012 increased 34.0% to $568.2 million compared with the first quarter of 2011, driven primarily by Redbox revenue growth of 38.8% to $502.9 million, reflecting growth in same store sales, new kiosk installations, strong performance of new release titles, and consumer acceptance of the price increase implemented on October 31, 2011. Coin revenue grew 5.6% to $64.8 million, reflecting growth in transactions, transaction size and same store sales.

Operating income for the first quarter of 2012 was $78.3 million, which resulted in an operating margin of 13.8%, compared with operating income of $31.4 million and an operating margin of 7.4% in the first quarter of 2011.

Income from continuing operations for the first quarter of 2012 was $53.7 million, or diluted earnings per share from continuing operations of $1.65, an increase in diluted earnings per share of 258.7% compared with $14.8 million, or $0.46 per share, in the first quarter of 2011.

Net cash flows from operating activities from continuing operations in the first quarter of 2012 was $54.9 million, compared with $60.0 million in the first quarter of 2011. Cash paid for capital expenditures for continuing operations for the first quarter of 2012 was $38.0 million, compared with $38.5 million in the first quarter of 2011. Free cash flow from continuing operations for the first quarter of 2012 was $16.9 million, compared with $21.5 million in the first quarter of 2011.

*	Refer to Appendix A for a discussion of non-GAAP financial measures, including the exclusion of certain non-core items.

Guidance

For the 2012 full year, Coinstar management expects:

•	Consolidated revenue between $2.155 billion and $2.280 billion;

•	Core adjusted EBITDA from continuing operations* between $465 million and $495 million;

•	Core diluted EPS from continuing operations* between $4.40 and $4.80 on a fully diluted basis; and

•	Free cash flow from continuing operations* between $130 million and $155 million.

For the 2012 second quarter, Coinstar management expects:

•	Consolidated revenue between $525 million and $550 million;

•	Core adjusted EBITDA from continuing operations* between $114 million and $124 million; and

•	Core diluted EPS from continuing operations* between $1.09 and $1.24 on a fully diluted basis.

Additional Information

Coinstar has provided additional comments on guidance in prepared remarks that also review the company’s 2012 first quarter operating and financial results. The prepared remarks are posted on the Investor Relations section of the corporate website at www.coinstarinc.com along with this press release and the 2012 first quarter Investor Update.

Conference Call

Paul Davis and J. Scott Di Valerio will host a conference call today at 2:00 p.m. PDT (5:00 p.m. EDT) to answer questions related to the company’s performance and guidance. The conference call will be webcast live and archived on the Investor Relations section of Coinstar’s website at www.coinstarinc.com. A recording of the call will be available two hours after the call through May 10, 2012, at 1-888-286-8010 or 1-617-801-6888, passcode 71453847.

About Coinstar, Inc.

Coinstar, Inc. (Nasdaq: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known Redbox® self-service DVD and video game rental and Coinstar® self-service coin-counting brands. The company has approximately 36,800 DVD kiosks and 20,200 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. For more information, visit www.coinstarinc.com.

Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding Coinstar, Inc.’s anticipated growth and future operating results, including 2012 second quarter and 2012 full year results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements.

*	Refer to Appendix A for a discussion of non-GAAP financial measures, including the exclusion of certain non-core items.

Differences may result from actions taken by Coinstar, Inc. and Redbox, as well as from risks and uncertainties beyond Coinstar, Inc.’s control. Such risks and uncertainties include, but are not limited to,

•	competition from other digital entertainment providers,

•	the ability to achieve the strategic and financial objectives for our entry into a new business,

•	our limited ability to direct the management or policies of the new joint venture with Verizon Communications,

•	failure to receive the expected benefits of the NCR relationship,

•	the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers,

•	payment of increased fees to retailers, suppliers and other third-party providers, including financial service providers,

•	the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, or in sufficient quantity, for home entertainment viewing,

•	noteholders electing to convert our convertible notes,

•	the effective management of our content library,

•	the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands,

•	the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and

•	the application of substantial federal, state, local and foreign laws and regulations specific to our business.

The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

###

(Financial Statements Follow)

Contacts:

Media:

Marci Maule

Director of Public Relations

425-943-8277

marci.maule@coinstar.com

Financial Analysts and Investors:

Rosemary Moothart

Director of Investor Relations

425-943-8140

rosemary.moothart@coinstar.com

Appendix A

Use of Non-GAAP Financial Measures

Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles ("GAAP").

Non-GAAP Financial Measures

We use the following non-GAAP financial measures to evaluate our financial results:

•	Core adjusted EBITDA from continuing operations;

•	Core diluted earnings per share from continuing operations; and

•	Free cash flow from continuing operations.

These measures, the definitions of which are presented below, are non-GAAP because they exclude certain amounts which are included in the most directly comparable measure calculated and presented in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for our GAAP financial measures and may not be comparable with similarly titled measures of other companies. We believe investors should consider our core results because they are more indicative of our ongoing performance and trends and are more consistent with how management evaluates our operational results and trends.

Core Adjusted EBITDA from Continuing Operations

Our non-GAAP financial measure core adjusted EBITDA from continuing operations is defined as earnings before depreciation, amortization and other; interest expense, net; income taxes; share-based payments expense; and non-core adjustments, including i) deal fees primarily related to the acquisition of certain assets of NCR’s self-service entertainment DVD kiosk business, ii) loss from equity method investments, which represents our share of income or loss from entities we do not consolidate or control, and iii) a gain on the grant of a license to use certain Redbox trademarks to our joint venture with Verizon Communications (the “Joint Venture”).

A reconciliation of core adjusted EBITDA from continuing operations to income from continuing operations, the most comparable GAAP financial measure, is presented in the following table:

	Three Months Ended March 31,
Dollars in thousands	2012	2011
Income from continuing operations	$53,696	$14,842
Depreciation, amortization and other	40,791	34,644
Interest expense, net	4,114	7,306
Income taxes	35,672	9,261
Share-based payments expense(1)	8,792	3,040

Adjusted EBITDA from continuing operations	143,065	69,093
Non-core adjustments:
Deal fees	1,203	168
Loss from equity method investments	4,341	150
Gain on formation of the Joint Venture	(19,500)	—

Core Adjusted EBITDA from continuing operations	$129,109	$69,411

(1)	Includes both non-cash share-based compensation for executives, non-employee directors and employees as well as share-based payments for content arrangements.

Core Diluted EPS from Continuing Operations

Our non-GAAP financial measure core diluted EPS from continuing operations is defined as diluted earnings per share from continuing operations excluding non-core adjustments, net of applicable taxes, which include i) deal fees primarily related to the acquisition of certain assets of NCR’s self-service entertainment DVD kiosk business, ii) loss from equity method investments, which represents our share of income or loss from entities we do not consolidate or control, and iii) a gain on the grant of a license to use certain Redbox trademarks to the Joint Venture.

A reconciliation of core diluted EPS from continuing operations to diluted EPS from continuing operations, the most comparable GAAP financial measure, is presented in the following table:

	Three Months Ended March 31,
	2012	2011
Diluted EPS from continuing operations	$1.65	$0.46
Non-core adjustments, net of tax:(1)
Deal fees	0.02	—
Loss from equity method investments	0.08	—
Gain on formation of the Joint Venture	(0.36)	—

Core diluted EPS from continuing operations	$1.39	$0.46

(1)	Non-core adjustments are presented after-tax using an estimated tax rate of 40.0%.

Free Cash Flow from Continuing Operations

Our non-GAAP financial measure, free cash flow from continuing operations is defined as net cash provided by operating activities from continuing operations after capital expenditures. We believe free cash flow from continuing operations is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness and repurchase our common stock. The table below provides a reconciliation of net cash flows from operating activities from continuing operations, the most comparable GAAP financial measure, to free cash flow from continuing operations:

	Three Months Ended March 31,
Dollars in thousands	2012	2011
Net cash provided by operating activities	$54,918	$59,995
Purchase of property and equipment	(38,007)	(38,472)

Free cash flow from continuing operations	$16,911	$21,523

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue	$568,179	$424,072
Expenses:
Direct operating	390,410	315,073
Marketing	6,957	5,117
Research and development	3,930	2,207
General and administrative	47,811	35,662
Depreciation and other	40,104	33,959
Amortization of intangible assets	687	685

Total expenses	489,899	392,703

Operating income	78,280	31,369
Other income (expense):
Income (loss) from equity method investments	15,159	(150)
Interest expense, net	(4,114)	(7,306)
Other, net	43	190

Total other income (expense)	11,088	(7,266)
Income from continuing operations before income taxes	89,368	24,103
Income tax expense	(35,672)	(9,261)

Income from continuing operations	53,696	14,842
Loss from discontinued operations, net of tax	—	(6,346)

Net income	53,696	8,496
Other comprehensive income, before tax:
Foreign currency translation adjustment	727	745
Interest rate hedges on long-term debt	—	896
Gain on short-term investments	—	4
Income tax expense related to items of other comprehensive income	—	(351)

Other comprehensive income, net of tax	727	1,294

Comprehensive income	$54,423	$9,790

Basic earnings (loss) per share attributable to Coinstar, Inc.:
Continuing operations	$1.76	$0.47
Discontinued operations	—	(0.20)

Basic earnings per share attributable to Coinstar, Inc.	$1.76	$0.27

Diluted earnings (loss) per share attributable to Coinstar, Inc.:
Continuing operations	$1.65	$0.46
Discontinued operations	—	(0.20)

Diluted earnings per share attributable to Coinstar, Inc.	$1.65	$0.26

Weighted average shares used in basic per share calculations	30,590	31,067
Weighted average shares used in diluted per share calculations	32,628	32,142

COINSTAR, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	March 31, 2012	December 31, 2011
Assets
Current Assets:
Cash and cash equivalents	$329,628	$341,855
Accounts receivable, net of allowances of $1,863 and $1,586	43,035	41,246
Content library	145,704	142,386
Deferred income taxes	80,089	101,341
Prepaid expenses and other current assets	30,858	25,274

Total current assets	629,314	652,102
Property and equipment, net	498,302	499,178
Notes receivable	25,444	24,374
Deferred income taxes	485	647
Goodwill and other intangible assets	274,025	274,583
Other long-term assets	59,254	17,066

Total assets	$1,486,824	$1,467,950

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$137,979	$175,550
Accrued payable to retailers	113,795	127,450
Other accrued liabilities	147,396	148,996
Current callable convertible debt	181,415	—
Current portion of long-term debt	14,007	13,986
Current portion of capital lease obligations	10,573	12,057

Total current liabilities	605,165	478,039
Long-term debt and other long-term liabilities	176,616	359,288
Capital lease obligations	11,007	11,768
Deferred tax liabilities	94,264	87,840

Total liabilities	887,052	936,935
Commitments and contingencies	—	—
Debt conversion feature	18,585	—
Stockholders’ Equity:
Preferred stock, $0.001 par value—5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value—60,000,000 and 45,000,000 authorized; 35,670,257 and 35,251,932 shares issued; 31,297,299 and 30,879,778 shares outstanding	476,998	481,249
Treasury stock	(153,425)	(153,425)
Retained earnings	259,558	205,862
Accumulated other comprehensive loss	(1,944)	(2,671)

Total stockholders’ equity	581,187	531,015

Total liabilities and stockholders’ equity	$1,486,824	$1,467,950

COINSTAR, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Operating Activities:
Net income	$53,696	$8,496
Adjustments to reconcile net income to net cash flows from operating activities from continuing operations:
Depreciation and other	40,104	33,959
Amortization of intangible assets and deferred financing fees	1,219	1,193
Share-based payments expense	8,792	3,040
Excess tax benefits on share-based payments	(3,139)	(2,128)
Deferred income taxes	31,184	6,356
Loss from discontinued operations, net of tax	—	6,346
(Income) loss from equity method investments	(15,159)	150
Non-cash interest on convertible debt	1,717	1,583
Other	(1,511)	(12)
Cash flows from changes in operating assets and liabilities from continuing operations	(61,985)	1,012

Net cash flows from operating activities from continuing operations	54,918	59,995
Investing Activities:
Purchases of property and equipment	(38,007)	(38,472)
Proceeds from sale of property and equipment	144	176
Equity investments	(28,350)	(2,320)

Net cash flows from investing activities from continuing operations	(66,213)	(40,616)
Financing Activities:
Principal payments on capital lease obligations and other debt	(4,683)	(12,141)
Principal payments on term loan	(2,188)	—
Excess tax benefits related to share-based payments	3,139	2,128
Repurchases of common stock and ASR program	—	(63,349)
Proceeds from exercise of stock options, net	2,213	260

Net cash flows from financing activities from continuing operations	(1,519)	(73,102)
Effect of exchange rate changes on cash	587	667

Decrease in cash and cash equivalents from continuing operations	(12,227)	(53,056)
Cash flows from discontinued operations:
Operating cash flows	—	6,726
Investing cash flows	—	774
Financing cash flows	—	—

Net cash flows from discontinued operations	—	7,500
Decrease in cash and cash equivalents	(12,227)	(45,556)
Cash and cash equivalents:
Beginning of period	341,855	183,416

End of period	$329,628	$137,860

Coinstar, Inc.

Business Segment Information

(in thousands)

(unaudited)

As a complement to our Consolidated Statements of Comprehensive Income, we are providing the following information related to our business segments, which includes segment operating income (loss). Management, including our chief executive officer, evaluates the performances of our business segments primarily on segment revenue and segment operating income from continuing operations before depreciation, amortization and other, and certain share-based payments (“segment operating income”). We utilize segment revenue and segment operating income because we believe they provide useful information for effectively allocating resources among business segments, evaluating the health of our business segments based on metrics that management can actively influence, and gauging our investments and our ability to service, incur or pay down debt.

	Three Months Ended March 31,
Dollars in thousands	2012	2011
Revenue:
Redbox	$502,942	$362,344
Coin	64,826	61,363
New Ventures	411	365

Consolidated revenue	$568,179	$424,072

Segment operating income reconciled to GAAP operating income

	Three Months Ended March 31,
Dollars in thousands	2012	2011
Segment operating income (loss)(1)
Redbox(2)	$108,818	$50,821
Coin	19,319	20,609
New Ventures	(5,617)	(2,555)

Subtotal	122,520	68,875
Depreciation, amortization and other:
Redbox	32,443	27,098
Coin	8,341	7,371
New Ventures	7	175

Total depreciation, amortization and other	40,791	34,644
Share-based compensation expense	3,449	2,862
Operating income (loss):
Redbox	76,375	23,723
Coin	10,978	13,238
New Ventures	(5,624)	(2,730)
Share-based compensation expense	(3,449)	(2,862)

Total operating income	$78,280	$31,369

(1)	Operating income (loss) before depreciation, amortization and other, and share-based compensation expense.
(2)	Share-based payments expense related to our content arrangements have been allocated to our Redbox segment.